Exhibit 99.(h)(5)

                                  AMENDMENT TO
                           TRANSFER AGENCY AGREEMENT

      AMENDMENT made as of the 11th day of December, 2007, between TD ASSET MANAGEMENT USA FUNDS INC., a Maryland corporation the ("Company") and CITI FUND SERVICES OHIO, INC., an Ohio corporation, formerly known as Fund Services Ohio, Inc. ("Citi"), to that certain Transfer Agency Agreement, dated December 18, 2006, between the Company and Citi (as in effect on the date hereof, the "Agreement"). All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

      WHEREAS, pursuant to the Agreement, Citi performs certain transfer agency services for the Funds and their classes;

      WHEREAS, Citi and the Company wish to enter into this Amendment to the Agreement in order to amend the termination provision;

      NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Citi hereby agree as follows:

      1.    Amendments.

      (a) Section 5(a) of the Agreement shall be amended by deleting all references to "ninety (90) days" and substituting therefore "sixty
            (60) days."

      (b) All references to "BISYS" in the Agreement (other than "The BISYS Group, Inc.") shall hereinafter be deemed to be references to "Citi." The reference to "The BISYS Group, Inc." shall hereinafter be deemed to be a reference to "Citi Investor Services, Inc."

      2.    Representations and Warranties.

      (a) The Company represents (i) that it has full power and authority to enter into and perform this Amendment, (ii) this Amendment has been disclosed to and approved by the Board with respect to each Fund, and that the Company has provided all such information to the Board with respect to each Fund as may be appropriate (or has been requested by the Board) in connection with the review and approval by the Board of this Amendment and the arrangements contemplated under this Amendment; and (iii) Citi has either been, or will be, given a copy of the resolutions evidencing such approvals of this Amendment.

      (b) Citi represents that it has full power and authority to enter into and perform this Amendment.

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      3. Miscellaneous.

      (a) This Amendment supplements and amends the Agreement. The provisions set forth this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

      (b) Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

      (c) Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

      (d) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

                                   * * * * *

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

                                TD ASSET MANAGEMENT USA FUNDS, INC.

                                By: /s/ Michele Teichner
                                    ---------------------------------
                                Name: Michele Teichner
                                Title: VP

                                CITI FUND SERVICES OHIO, INC.

                                By: /s/ Fred Naddeff
                                    ---------------------------------
                                Name: Fred Naddeff
                                Title: President